UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 21, 2015

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

MADISON, N.J., PARIS, France, BURLINGTON, N.C. -- April 21, 2015 - Quest Diagnostics (NYSE: DGX), the world’s leading provider of diagnostic information services, and Inserm, the French National Institute of Health and Medical Research institution, today launched BRCA Share™, a novel datashare initiative they co-founded to provide scientists and laboratory organizations around the world with open access to BRCA1 and BRCA2 genetic data. The program’s goal is to accelerate research on BRCA gene mutations, particularly variants of uncertain significance, to improve the ability of clinical laboratory diagnostics to predict which individuals are at risk of developing hereditary breast and ovarian cancers.

Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH), the world’s leading healthcare diagnostics company, is the first participant in the initiative, which is structured as a user group. BRCA Share builds on a BRCA gene-data curation process developed by Inserm with BRCA data, maintained in its Universal Mutation Database, developed over a decade of patient testing by 16 laboratories in France that make up, together with associated University Hospital Centers, the Unicancer Genetic Group (UGG).

Exhibits

99.1	Press Release dated April 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

April 21, 2015